Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the First Quarter of 2012

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--April 24, 2012--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial results for the three months ended March 31, 2012.

First Quarter Highlights:

Shopping Center Operations

•	Increased same center net operating income 3.3% over the comparable quarter.

•	Signed 102 new leases encompassing 549,340 square feet achieving same-space rental growth of 3.4%.

•	Core portfolio leased occupancy of 93.2%.

Capital Recycling

•	Sold two non-core shopping centers in Michigan and Ohio and one land parcel in Georgia for an aggregate $5.5 million.

Balance Sheet

•	Net debt to EBITDA to 6.9x, compared to 8.5x for the same period in 2011.

•	Debt to Market Capitalization of 45.1%, compared to 52.2% for the same period in 2011.

"I am pleased to report very positive financial and operating results for this quarter,” said Dennis Gershenson, President and Chief Executive Officer. "We have concentrated our energies over the last 12 months on repositioning our shopping center portfolio and building a strong, liquid capital structure. These strategic activities will remain the principal focus of our business plan throughout the balance of 2012 as we continue to build upon a solid foundation to grow shareholder value.”

Financial Results

Funds from Operations (“FFO”) for the three months ended December 31, 2011, was $10.8 million or $0.26 per diluted share, compared to FFO of $10.1 million, or $0.25 per diluted share for the same period in 2011.

Net loss available to common shareholders for the three months ended March 31, 2012 was $1.3 million or $0.03 per diluted share, and included a non-cash impairment charge, net of non-controlling partner interest, of $2.0 million related to an income producing property, compared to $0.2 million or $0.01 per diluted share for the same period in 2011.

Ramco-Gershenson reports FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). A full definition of FFO is available in the Company’s financial and operating supplement.

Operating Statistics

As of March 31, 2012, the Company owned equity interests in 80 retail shopping centers and one office building consisting of 51 wholly-owned properties and 30 joint venture properties totaling 14.9 million square feet. At quarter-end, the Company’s core portfolio was 93.2% leased and its total portfolio, which includes redevelopment properties, was 91.6% leased. These statistics compare to a core portfolio leased rate of 93.5% and a total portfolio leased rate of 91.4% at December 31, 2011.

At quarter-end, the Company had 41 properties in its wholly-owned, same-center portfolio with occupancy of 92.6%, compared to 91.6% for the same period last year. Same-center net operating income for the wholly-owned portfolio increased 3.3% for the quarter.

During the quarter, the Company executed 102 lease transactions encompassing 549,340 square feet in its total portfolio achieving same-space rental growth of 3.4%.

Capital Recycling

During the quarter, the Company sold two non-core shopping centers and one land parcel for an aggregate $5.5 million. The sales included Eastridge Commons in Flint, Michigan; OfficeMax in Toledo, Ohio; and an undeveloped land parcel in Roswell, Georgia. Proceeds from the sales were used to pay down borrowings under the Company’s unsecured revolving line of credit. At quarter end, two additional shopping centers with an aggregate carrying value of $5.2 million were classified as held for sale. The Company expects to close these sales in the second quarter of 2012. These dispositions demonstrate the Company’s continued commitment to generate investment capital through the sale of non-core properties, which will be used for reinvestment in the purchase of high-quality shopping centers.

Development

As previously announced, the Company commenced the development of Phase I of Parkway Shops in Jacksonville, Florida earlier this year. Phase I will be anchored by a 45,000 square foot Dick’s Sporting Goods and a 25,000 square foot Marshalls and will also include approximately 20,000 square feet of small shop space. The net cost to complete Phase I is estimated at $11.2 million, producing an expected return on incremental costs of over 11%. Phase 1 is on schedule to open during the spring of 2013.

Capital Markets/Balance Sheet

At March 31, 2012, the Company’s total market capitalization equaled $1.1 billion, comprised of 42.3 million shares of common stock (or equivalents) valued at $517.4 million, two million shares of convertible perpetual preferred stock valued at $98.3 million and $506.7 million of debt and capital lease obligations, net of cash. The weighted-average term of the Company’s consolidated debt was approximately 5.9 years, compared to 4.8 years at March 31, 2011.

At March 31, 2012, the Company’s ratio of net debt to total market capitalization was 45.1%, compared to 52.2% for the same period in 2011. Its net debt to EBITDA was 6.9x, compared to 8.5x at March 31, 2011.

At quarter-end, the Company had $19 million of outstanding borrowings under its $175 million unsecured revolving line of credit.

Dividend

On April 2, 2012, the Company paid first quarter cash dividends of $0.16325 per common share (or equivalent) and $0.90625 per Series D convertible perpetual preferred share for the period from January 1, 2012 through March 31, 2012. The Company’s FFO payout ratio for the quarter was 63.2%.

2012 Guidance

The Company affirmed its 2012 FFO guidance of $0.94 to $1.02 per diluted share.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its first quarter 2012 conference call on Wednesday, April 25, 2012, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Acco unt #286, Conference ID # 391916), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. Our primary business is the ownership and management of shopping centers in targeted markets in the Eastern and Midwestern regions of the United States. At March 31, 2012, the Company owned and managed a portfolio of 80 shopping centers and one office building with approximately 14.9 million square feet of gross leasable area owned by the Company or its joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Missouri, Wisconsin, Illinois Indiana, New Jersey, Virginia, Maryland, and Tennessee. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
March 31, 2012 (Unaudited) and December 31, 2011
(In thousands, except per share amounts)

	March 31, 2012	December 31, 2011
ASSETS
Income producing properties, at cost:
Land	$130,585	$133,145
Buildings and improvements	846,584	863,763
Less accumulated depreciation and amortization	(218,623)	(222,722)
Income producing properties, net	758,546	774,186
Construction in progress and land held for development or sale	89,926	87,549
Real estate assets held for sale	5,222	-
Net real estate	853,694	861,735
Equity investments in unconsolidated joint ventures	96,502	97,020
Cash and cash equivalents	6,305	12,155
Restricted cash	5,853	6,063
Accounts receivable, net	9,689	9,614
Note receivable	3,000	3,000
Other assets, net	57,597	59,236
TOTAL ASSETS	$1,032,640	$1,048,823

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable	$324,617	$325,887
Unsecured revolving credit facility	19,000	29,500
Unsecured term loan facilities	135,000	135,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	506,742	518,512
Capital lease obligation	6,263	6,341
Accounts payable and accrued expenses	27,646	31,546
Other liabilities	2,411	2,644
Distributions payable	8,683	8,606
TOTAL LIABILITIES	551,745	567,649

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 issued and outstanding as of March 31, 2012 and December 31, 2011	$100,000	$100,000
Common shares of beneficial interest, $0.01 par 60,000 shares authorized, 39,454 and 38,735 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	395	387
Additional paid-in capital	578,438	570,225
Accumulated distributions in excess of net income	(226,672)	(218,888)
Accumulated other comprehensive loss	(2,415)	(2,649)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	449,746	449,075
Noncontrolling interest	31,149	32,099
TOTAL SHAREHOLDERS' EQUITY	480,895	481,174

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,032,640	$1,048,823

The accompanying notes are an integral part of these condensed consolidated financial statements.

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2012	2011
REVENUE
Minimum rent	$21,481	$19,373
Percentage rent	195	64
Recovery income from tenants	7,937	7,386
Other property income	746	1,509
Management and other fee income	967	992
TOTAL REVENUE	31,326	29,324

EXPENSES
Real estate taxes	4,306	4,165
Recoverable operating expense	3,934	3,808
Other non-recoverable operating expense	834	672
Depreciation and amortization	8,710	8,370
General and administrative	4,879	5,057
TOTAL EXPENSES	22,663	22,072

INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	8,663	7,252

OTHER INCOME AND EXPENSES
Other expense	(112)	(210)
Gain on sale of real estate	69	155
Earnings from unconsolidated joint ventures	496	962
Interest expense	(6,749)	(7,959)
Amortization of deferred financing fees	(380)	(624)
Provision for impairment	(2,536)	-
LOSS FROM CONTINUING OPERATIONS BEFORE TAX	(549)	(424)
Income tax provision	(25)	(59)
LOSS FROM CONTINUING OPERATIONS	(574)	(483)

DISCONTINUED OPERATIONS
Gain on sale of real estate	264	-
Income from discontinued operations	258	230
INCOME FROM DISCONTINUED OPERATIONS	522	230

NET LOSS	(52)	(253)
Net loss attributable to noncontrolling partner interest	534	21
NET INCOME (LOSS) ATTRIBUTABLE TO RPT	482	(232)
Preferred share dividends	(1,812)	-
NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(1,330)	$(232)

LOSS PER COMMON SHARE, BASIC
Continuing operations	$(0.04)	$(0.01)
Discontinued operations	0.01	-
	$(0.03)	$(0.01)
LOSS PER COMMON SHARE, DILUTED
Continuing operations	$(0.04)	$(0.01)
Discontinued operations	0.01	-
	$(0.03)	$(0.01)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,884	37,927
Diluted	38,884	37,927

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
For the three months ended March 31, 2012 and 2011
(in thousands, except per share data)

	Three months ended March 31,
	2012	2011

Net loss available to common shareholders	$(1,330)	$(232)
Adjustments:
Rental property depreciation and amortization expense	8,720	8,733
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,687	1,623
Gain on sale of depreciable real estate	(264)	-
Provision for impairment on income-producing properties (1)	1,976	-
Noncontrolling interest in Operating Partnership	(1)	(17)
FUNDS FROM OPERATIONS	$10,788	$10,107

Weighted average common shares	38,884	37,927
Shares issuable upon conversion of Operating Partnership Units	2,619	2,899
Dilutive effect of securities	266	299
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	41,769	41,125

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.26	$0.25

Dividend per common share	$0.16325	$0.16325
Payout ratio - FFO	63.2%	66.4%

(1) Amount represents RPT's proportionate share.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. In addition, NAREIT has recently clarified its computation of FFO to exclude impairment charges on depreciable property and equity investments in depreciable property. Management has restated FFO for prior periods accordingly. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

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CONTACT:
Ramco-Gershenson Properties Trust:
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications